                                                                     EXHIBIT 4.1






                          OPTICAL SECURITY GROUP, INC.



             8% Senior Subordinated Convertible Debenture Due 2005







Issued May   , 1998
           --

THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL (OR OF OTHER COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL) THAT SUCH REGISTRATION IS NOT REQUIRED.

                            -------------------------

                          OPTICAL SECURITY GROUP, INC.

              8% Senior Subordinated Convertible Debenture Due 2005

$                                                                 May   , 1998
 --------                                                             --

     OPTICAL SECURITY GROUP, INC., a Colorado corporation (the "Company"), for value received, hereby promises to pay to the order of _______________, or registered assigns (the "Holder") the principal sum of _________________Dollars ($_______) on May 31, 2005, in lawful monies of the United States of America, and to pay interest thereon from the date hereof at the rate of Eight (8%) Percent per annum, payable quarterly on the last day of May, August, November and February of each year, commencing August 31, 1998, until payment of said principal sum has been made or duly provided for in full, both principal and interest payable at the office of the Company in the City and County of Denver, State of Colorado, or at such other location as the Holder and the Company may agree in writing.

     This Debenture is issued pursuant to and is entitled to the benefits of a Purchase Agreement, dated as of May __, 1998 (the "Purchase Agreement"), between the Company and ___________. Pursuant to the Purchase Agreement and similar Purchase Agreements between the Company and the other Holders, the Company has issued 8% Senior Subordinated Convertible Debentures due 2005 (the "Debentures") in the aggregate principal amount of up to Two Million Five Hundred Thousand ($2,500,000) Dollars and shares of the Company's Common Stock, with the Company having the right to increase the principal amount of Debentures being sold pursuant to the Purchase Agreements. This Debenture is one of the series of such Debentures issued pursuant to the Purchase Agreements. A copy of the Purchase Agreement is on file at the office of the Company at its address as specified in
Section 10.03 hereof, and will be furnished to the Holder upon written request. The Company further covenants and agrees that so long as any portion of this Debenture remains outstanding and unpaid either as to the principal hereof or the interest hereon, it will comply with the applicable provisions of the Purchase Agreement and with the provisions of this Debenture.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

     1.01. Definitions
           -----------

     "Affiliate" means any person directly or indirectly controlling or
      ---------
controlled by or under direct or indirect common control with the Company.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
duly authorized committee of that Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary
      ----------------
or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Holder.

     "Capitalized Leases" means, with respect to any person, all obligations of
      ------------------
such person under any agreement to lease, or lease of, any real or personal property that are required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

     "Capital Stock" means any class of capital stock of the Company as it
      -------------
exists on the date of this Debenture or as it may be constituted from time to time and warrants, options and similar rights to acquire any such capital stock.

     "Company" means the party named as such in this Debenture unless and until
      -------
a successor replaces it in accordance with this Debenture and thereafter means the successor.

     "Consolidated Net Income" means, for any period, the aggregate of the Net
      -----------------------
Income of the Company and its Subsidiaries (if any) for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the Net Income of any person which is not a Subsidiary or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Company or a Subsidiary, and (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. "Net Income" of any person shall mean the net income (loss) of such person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net

Income any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to leaseback transactions) of any real property or equipment of such person which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of the Company or a Subsidiary owned by such person. Should the Company not have a Subsidiary during any measuring period, the Net Income for such period shall be determined on a separate company basis.

     "Consolidated Net Worth" means the consolidated equity of the common
      ----------------------
stockholders of the Company and its consolidated Subsidiaries, as determined in accordance with generally accepted accounting principles, after excluding from the assets of the Company the following: (i) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles;
(ii) goodwill; and (iii) any surplus resulting from any write-up of assets subsequent to March 31, 1998.

     "Default" means any event which is, or after notice, or passage of time or
      -------
both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as in effect on
      ------------
the date of execution of this Debenture and as may thereafter be amended.

     "Holder" means the person in whose name this Debenture is issued, and
      ------
"Holders" means the persons who are then the record owners of all outstanding
 -------
Debentures.

     "Indebtedness" means, without duplication, with respect to any person, as
      ------------
of any date, the principal of and any premium or interest on (i) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money) or in respect of letters of credit issued for its own account, (ii) all indebtedness incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except assets acquired in the ordinary course of the conduct of the acquiror's usual business), (iii) all Capitalized Leases, (iv) guarantees by such person of indebtedness described in clauses (i), (ii) or (iii) above, and (e) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the
      -------
President, any Vice President, the Treasurer, the Chief Financial Officer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an
      ---------------------
Officer (other than the Secretary) and an Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
acceptable to the Holder. The counsel may be an employee of or counsel to the Company.

     "Parent" with respect to a person, means any corporation, partnership,
      ------
joint venture or other business entity which owns, directly or through one or more Subsidiaries, shares of stock or other interests having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or other governing body of such person.

     "person" means any individual, corporation, partnership, joint venture,
      ------
association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "principal" of a debt security means the principal of the security plus the
      ---------
premium, if any, on the security.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as in effect on the date
      --------------
of execution of this Debenture and as may thereafter be amended.

     "Subsidiary" means any person of which at the time of determination made
      ----------
under this Debenture at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of such person is owned by the Company directly or through one or more Subsidiaries.

     "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday,
      -----------
other than any day on which securities are not traded on the exchange or in the Nasdaq market system which is the principal United States market for the Common Stock of the Company, as determined by the Board of Directors of the Company.

     1.02.   Other Definitions.
             -----------------

                                                                   Defined
          Term                                                   in Section
          ----                                                   ----------


          "Bankruptcy Law" ..............................            8.01
          "Common Stock" ................................            7.01
          "Conversion Price .............................            7.01
          "Custodian" ...................................            8.01
          "Debenture or "Debentures" ....................             Recitals
          "Disqualified Stock" ..........................            5.05
          "Equity Interest" .............................            5.05
          "Event of Default" ............................            8.01
          "Lenticular Business" .........................            5.05
          "Offering Price" ..............................            7.04
          "Quoted Price" ................................            7.08
          "Restricted Payments" .........................            5.05
          "Senior Indebtedness" .........................            2.01
          "Treasury Securities" .........................            3.01


                                  ARTICLE TWO

                                 SUBORDINATION

     2.01. Senior Indebtedness. As used in this Debenture, the term "Senior
           -------------------
Indebtedness" shall mean the principal of and premium, if any, and interest on
(i) Indebtedness of the Company, or any of its Subsidiaries, whether secured or unsecured, regardless of whether incurred on, before or after the date hereof, issued, assumed or incurred for money borrowed from or guaranteed to banks, trust companies, insurance companies, investment companies or other similar institutional lenders, in each case evidenced by notes, debentures or similar written obligations whether or not issued under the provisions of an indenture or similar instrument; (ii) any Indebtedness of the Company, or any of its Subsidiaries, which is secured by liens on assets used in the ordinary course of business by the Company or any Subsidiary and the value of the collateral is at least fifty (50%) percent of the then outstanding principal amount of such Indebtedness, and (iii) any or all renewals, extensions or modifications of any Indebtedness described in clauses (i) or (ii) above, unless by the terms of the instrument creating or evidencing such Indebtedness or such renewal, extension or modification, it is provided that such Indebtedness as so modified or amended or renewed or extended is not superior in right of payment to this Debenture.

     2.02. Subordination. Anything in this Debenture to the contrary
           -------------
notwithstanding, the Company covenants and agrees, and the Holder by acceptance hereof (whether upon original issue or upon transfer or exchange) covenants and agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that the payment of principal and interest on this Debenture shall be subordinated and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

     2.03. No Payments in Event of Certain Defaults.
           ----------------------------------------

           (a) Upon any terminating liquidation of assets of the Company or its Subsidiaries, or upon the occurrence of any dissolution, winding up, liquidation, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not make any payment on account of principal or interest on this Debenture unless full payment of amounts then due for principal, sinking fund, premium (if any) and interest on the Senior Indebtedness has been made or duly provided for in accordance with the terms of such Senior Indebtedness. The Company shall not make any payment on account of principal or interest on this Debenture if, at any time of such payment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or under any agreement pursuant to which Senior Indebtedness is issued, any default which shall have continued uncured for such period of grace (or such period after notice), if any, as may be specified in such Senior Indebtedness or such agreement as to entitle the holder or holders of such Senior Indebtedness, or any trustee therefor, to declare the principal of such Senior Indebtedness, if not already due and payable, to be due and payable.

         (b) If, notwithstanding the foregoing, the Company shall make any payment on account of principal or interest on this Debenture, whether in cash, property or securities, (other than upon conversion pursuant to Article Seven) which is prohibited by any of the provisions of Subsection (a) above, and written notice thereof shall have been given to the Holder by any holder or holders of Senior Indebtedness or by any trustee therefor or representative thereof or by the Company, then unless and until full payment of amounts then due for principal, sinking fund, premium (if any) and interest on the Senior Indebtedness has been made or duly provided for in accordance with the terms of such Senior Indebtedness, or unless and until such default shall have been cured or waived or shall have ceased to exist, as the case may be, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (to each such holder on the basis of the respective amount of Senior Indebtedness held by such holder) or by their representative or representatives or the trustee or the trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         (c) The Holder shall be entitled to assume that no such event which would give rise to subordination under this Section 2.03 has occurred unless the Company or any holder or holders of Senior Indebtedness or any trustee therefor shall have given written notice thereof to the Holder or the Holder has otherwise received notice of such event.

     2.04.   Subrogation. In the event cash, securities or other property
             -----------
otherwise payable or deliverable to the Holder shall have been applied pursuant to Section 2.03 hereof to the discharge of Senior Indebtedness, then, and in such event, the Holder (i) shall be entitled to receive from the holders of Senior Indebtedness then outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to discharge all Senior Indebtedness, and (ii) shall be subrogated to any rights of any holders of Senior Indebtedness to receive any further payments or distributions then applicable to Senior Indebtedness until this Debenture shall have been paid in full. No such payments or distributions received by the Holder, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holder, on the other hand, be deemed to be a payment by the Company on account of the Debenture.

     2.05.   Rights of Holder.
             ----------------

         (a) It is understood that the provisions of this Article Two are, and are intended to be, solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of the Senior Indebtedness of the Company on the other hand. Nothing contained in this Article Two or elsewhere in this Debenture shall or is intended to impair, as between the Company, its creditors other than the holders of the Senior Indebtedness, and the Holder of this Debenture, the unconditional and absolute obligation of the Company to pay the Holder the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the Holder of this Debenture and the creditors of the Company, other than the holders of such Senior Indebtedness; nor shall anything herein prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Debenture, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy. The subordination herein provided applies to payments or distributions by the Company only and shall not affect the right of the Holder to collect and retain payment from any co-obligor, guarantor or surety. Nothing contained in this Article Two shall prevent the Company from making payment of the principal of or interest on this Debenture, except under the conditions described in Section 2.02 hereof.

         (b) The failure of the Company to make a payment of interest or principal of this Debenture by reason of any provision in this Article Two shall not be construed as preventing the occurrence of an Event of Default under Article Eight.

     2.06. Ranking of Securities. The indebtedness evidenced by this Debenture
           ---------------------
and the other Debentures shall rank pari passu with each other and rank senior to all Indebtedness evidenced by securities, notes or debentures of the Company issued by the Company after the date of the Purchase Agreement, or any other evidence of Indebtedness of the Company, except as expressly provided for in this Article Two, and the Capital Stock of the Company, including any rights or warrants entitling holders thereof to subscribe for or purchase shares of Capital Stock of the Company or any securities convertible into or exchangeable for shares of Capital Stock of the Company issued by the Company after the date of the Purchase Agreement.

                                 ARTICLE THREE

                                  SINKING FUND
                                  ------------

     3.01. Sinking Fund Payments. As and for a sinking fund for the retirement
           ---------------------
of the Debentures, the Company will, until all Debentures are paid or payment thereof provided for, deposit in accordance with this Article, beginning on July 1, 2002 and on July 1 in each year thereafter to and including July 1, 2004, an amount in cash sufficient to redeem on such date fixed for redemption 33 1/3% of the aggregate principal amount of the issued Debentures annually at a sinking fund redemption price equal to the principal amount of the Debentures to be redeemed plus accrued and unpaid interest to the date hereinbefore set forth for redemption through operation of the sinking fund, sufficient to retire 100% of the issued Debentures prior to maturity. The cash amount of any sinking fund payment is subject to reduction as provided in Section 3.02. Each sinking fund payment shall be applied to the redemption of Debentures on such July 1 as herein provided. In the event the Company desires to satisfy a sinking fund payment with Debentures pursuant to Section 3.02 hereof, but the aggregate principal amount of such Debentures then held by the Company or its Subsidiaries (the "Treasury Securities") is less than the amount required for such sinking fund payment, the Company may redeem, at a price equal to the principal amount of the Debentures plus accrued interest to the date fixed for redemption Debentures in a principal amount equal to the difference between (I) the required principal payment and (II) the principal amount of Treasury Securities.

     3.02. Satisfaction of Sinking Fund Payments. The Company may apply as a
           -------------------------------------
credit Debentures (i) which have been surrendered for conversion by the Holders pursuant to Article Seven, (ii) which have been redeemed at the election of the Company pursuant to Article Four, or (iii) which have been theretofore acquired by the Company otherwise than by redemption in satisfaction of all or any part of any sinking fund payment required to be made pursuant to Section 3.01 hereof, provided that such Debentures have not been previously so credited. Each such Debenture shall be received and credited for such purpose at the sinking fund redemption price set forth in Section 3.01 hereof for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     3.03. Redemption of Debentures for Sinking Fund. On or before July 1, in
           -----------------------------------------
each year commencing in 2002 and ending in 2004, the Company will deliver to the Holder an Officers' Certificate specifying the amount of the next ensuing sinking fund payment pursuant to Section 3.01 hereof, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures pursuant to Section 3.02 hereof.

     3.04. Selection of Debentures. The Company shall select the Debentures to
           -----------------------
be redeemed upon the next ensuing sinking fund payment date following the procedure specified in Section 4.03 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company upon not less than twenty (20) days' written notice mailed to the Holder at the Holder's registered address. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Article Four hereof.

                                  ARTICLE FOUR

                                   REDEMPTION
                                   ----------

     4.01. Regular Redemption. The Company may redeem the Debentures at any
           ------------------
time, as a whole or from time to time in part, commencing June 1, 1999, at a redemption price (expressed in percentages of the principal amount) set forth below, plus accrued and unpaid interest to the redemption date (and subject to the right of the Holder to receive the interest payable on the applicable interest payment date that is on or prior to the redemption date), except Debentures redeemed specifically for a sinking fund payment shall be redeemed at par, plus accrued and unpaid interest. If redeemed during the periods indicated below, the applicable redemption percentage would be:

              From                    Through             Percentage
              ----                    -------             ----------
          July 1, 1999              May 31, 2000            109.0%
          July 1, 2000              May 31, 2001            107.2%
          July 1, 2001              May 31, 2002            105.4%
          July 1, 2002              May 31, 2003            103.6%
          July 1, 2003              May 31, 2004            101.8%
          July 1, 2004              May 31, 2005            100.0%

     4.02. Price Redemption. In the event the Quoted Price of the Company's
           ----------------
Common Stock is equal to or greater than 150% of the then Conversion Price, for any twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days, the Company may redeem the Debenture at any time within fifteen (15) days after the close of the foregoing period, as a whole or in part, at a redemption price (expressed in percentages of principal amount) equal to the lower of (i) 106% of the principal amount or (ii) the then redemption percentage pursuant to
Section 4.01 hereof.

     4.03. Selection of Debentures to be Redeemed. If less than all the
           --------------------------------------
outstanding Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected by the Company, from the Debentures not previously called for redemption by a method that complies with the requirements of any exchange or automated quotation system on which the Common Stock is listed and that the Company deems fair and appropriate. The Company shall make the selection not more than thirty (30) days and not less than twenty (20) days before the redemption date. Debentures in denominations of $1,000 may only be redeemed in whole. The Company may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Debentures that have denominations larger than $1,000. This Section also shall apply to other Articles of this Debenture which provide for redemption.

     4.04. Notice of Redemption. At least twenty (20) days but not more than
           --------------------
thirty (30) days before a redemption date, the Company shall mail a notice of redemption by first-class mail to the Holder. The notice shall identify the Debentures to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price (determined in accordance with the applicable provision of this Debenture);

          (3)  the Conversion Price;

          (4) that Debentures called for redemption may be converted at any time before the close of business on the fifth Trading Day prior to the redemption date;

          (5) that Debentures called for redemption must be surrendered to the Company to collect the redemption price;

          (6) that interest on Debentures called for redemption ceases to accrue on and after the redemption date; and

          (7) if the Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon surrender of such Debenture, a new Debenture in principal amount equal to the unredeemed portion will be issued.

     4.05. Effect of Notice of Redemption. Once notice of redemption is mailed,
           ------------------------------
Debentures called for redemption become due and payable on the redemption date and at the redemption price.

Upon surrender to the Company, such Debentures shall be paid at the redemption price, plus accrued interest to the redemption date.


                                  ARTICLE FIVE

                                   COVENANTS
                                   ---------

     5.01. Payment of Securities. The Company shall pay the principal of and
           ---------------------
interest on this Debenture and the other Debentures on the dates and in the manner provided in on this Debenture and the other Debentures, subject to the subordination provisions of Article Two hereof.

     5.02. SEC Reports. Within twenty (20) days after the Company files with the
           -----------
SEC copies of its annual reports, quarterly reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall deliver a complete copy of the same to the Holder. The Company shall timely comply with its reporting and filing obligations under the applicable federal securities laws. In lieu of delivering the quarterly report in the form filed by the Company with the SEC, the Company may deliver to the Holder such quarterly report as it is then furnishing to its stockholders.

     5.03. Compliance Certificate.
           ----------------------

         (a) The Company shall deliver to the Holder within 105 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Debenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Debenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Events of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of principal of or interest, if any, on the Securities are prohibited.

         (b) The Company shall deliver to the Holder forthwith upon becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Debenture or (ii) any event or default under any other mortgage, indenture or instrument an Officers' Certificate specifying such Default, Event of Default or default.

     5.04. Dividend and Payment Restrictions Affecting Subsidiaries. The Company
           --------------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Subsidiaries or pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions in existence on the date of the Purchase Agreement, including any renewal, refunding or refinancing thereof, and encumbrances or restrictions existing under or by reason of (A) this Debenture, (B) applicable law, (C) any instrument governing Indebtedness or capital stock of a person acquired by the Company, or any of its Subsidiaries, in existence at the time of such acquisition (but not in connection with such acquisition), including any renewals, refundings or refinancing thereof, provided, that, the restrictions contained in such renewals, refundings or refinancing are no more restrictive than those contained in such instrument at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or to the properties or assets of any person, other than the person, or the property or assets of the person, so acquired by the Company or its Subsidiaries, (D) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (E) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business.

     5.05. Restriction on Payment of Dividends and Stock Repurchases. The
           ---------------------------------------------------------
Company may not, directly or indirectly, (i) declare or pay any dividend on, or make any distribution to its stockholders of, any shares of its Capital Stock of any class (other than (A) dividends or distributions payable in shares of Capital Stock of the Company, (B) dividends on the Series B Preferred Stock outstanding as of April 30, 1998 or (C) distribution or other disposition of interests in a corporation formed to conduct or conducting the lenticular business that is being discontinued by the Company (the "Lenticular Business"), provided, however, that solely in connection with the distribution or other disposition of the Lenticular Business the Company has not advanced, loaned, contributed to capital and/or purchased equity securities of such corporation in an aggregate amount exceeding $500,000), or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Subsidiary or other Affiliate (other than (A) purchase any such Equity Interests owned by the Company or any Subsidiary or (B) redemption of the Series B Preferred Stock of the Company outstanding as of April 30, 1998), or (iii) permit any Subsidiary to declare or pay any dividend on, or make any contribution to its stockholders of, any shares of its capital stock, except to the Company or any Subsidiary (other than dividends or distributions payable in Equity Interests of it or the Company), or (iv) permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any Equity Interests of such Subsidiary, the Company or any Affiliate of either of them (other than any such Equity Interests owned by the Company or any Subsidiary) (such restricted dividends, distributions, purchases, redemptions or other acquisitions or retirements being collectively referred to as "Restricted Payments") if at the time of such Restricted Payment:

          (a) a Default or an Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof; or

          (b) if upon giving effect to such Restricted Payment the aggregate amount expended for all such Restricted Payments subsequent to the date of execution of this Indenture shall exceed the sum of:

               (1) twenty-five (25%) percent of the aggregate Consolidated Net Income of the Company accrued during fiscal quarters ending subsequent to June 30, 1998; plus

               (2) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors as evidenced by a Board Resolution), received by the Company from the issue or sale (other than to a Subsidiary) subsequent to the date of the Purchase Agreement of Capital Stock of the Company (other than Capital Stock subject to redemption as provided in this Debenture prior to the maturity of the Debentures (collectively "Disqualified Stock")) or of warrants to purchase such Capital Stock (other than warrants to purchase such Disqualified Stock) other than in connection with the conversion of any Indebtedness; plus

               (3) the aggregate net proceeds received by the Company subsequent to the date of execution of this

       Debenture from the issue or sale (other than to a Subsidiary) or any debt securities or Disqualified Stock of the Company, if, at such time, such debt securities or Disqualified Stock, as the case may be, have been converted into Capital Stock of the Company other than Disqualified Stock; plus

               (4)  $350,000.

For purposes of any calculation pursuant to the preceding sentence which is required to be made within sixty (60) days after the declaration of a dividend by the Company or any Subsidiary, such dividend shall be deemed to be paid at the date of declaration, and the subsequent payment of such dividend during such 60-day period shall not be treated as an additional Restricted Payment.

     Notwithstanding the foregoing, the provisions of this Section 5.05 will not prevent (i) the payment of any dividend within sixty (60) days after the date of declaration where the payment complied with the foregoing provisions on the date of declaration; or (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its Capital Stock (other than any Disqualified Stock), and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made under this
Section 5.05.

     The Company shall give the Holder at least twenty (20) days prior notice of any proposed distribution of the Company's Lenticular Business or rights to acquire interests therein, describing the nature of the proposed distribution or rights, the record and payment dates for such distribution or rights, and the ability of the Holder to participate therein. In lieu of the form of notice specified in the preceding sentence, the Company may send to the Holder a copy of the notice it is sending the holders of its Common Stock regarding such distribution or rights.

     "Equity Interest" means Capital Stock or warrants, options or other rights to acquire Capital Stock.

     5.06. Restriction on Transfer With Affiliates. The Company will not, nor
           ---------------------------------------
permit any Subsidiary to, directly or indirectly, (i) enter into or permit to exist any transaction, including, without limitation, the purchase, sale, lease or exchange of any property, or the rendering of any service, with any Affiliate of the Company or any officer or director of the Company or any Affiliate of such officer or director, on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from persons who are not Affiliates, (ii) loan or advance any funds to any Affiliate, any officer or director of the Company or an Affiliate of such officer or director if the aggregate amount of principal and interest outstanding at any time on all such loans exceeds $50,000 as to any one person or $300,000 as to all persons in the aggregate, or (iii) purchase securities of any Affiliate or an entity controlled by any Affiliate. The restrictions in this
Section 5.06 shall not apply to intercompany advances or bona fide transactions with or between Subsidiaries and/or the Company to the extent otherwise permitted in this Debenture.

     5.07. Incurrence of Indebtedness. The Company will not, nor permit any of
           --------------------------
its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, contingently or otherwise, or extend the maturity of, any Indebtedness except for: (i) the Debentures and other obligations under this Debenture; (ii) Indebtedness of the Company outstanding as of March 31, 1998; (iii) Senior Indebtedness; (iv) Capitalized Lease obligations, letters of credit to finance trade payables, in each case to the extent incurred in the ordinary course of business of the Company and its Subsidiaries; (v) Indebtedness of the Company or a Subsidiary of the Company secured by liens on assets used in the ordinary course of business by the Company or any Subsidiary and of which the value of the collateral is equal to at least 50% of the outstanding principal amount of such Indebtedness; (vi) Indebtedness which is expressly junior in right of payment to the Debentures;
(vii) intercompany Indebtedness by and between the Company and any of its wholly-owned subsidiaries; (viii) Indebtedness of an entity which either becomes a Subsidiary after the date of the Purchase Agreement or the assets of which become a division of the Company or another Subsidiary upon the acquisition of such entity or its assets by the Company or another Subsidiary, whether by merger, share exchange, asset acquisition or otherwise, and which Indebtedness was existing at the time of acquisition thereof by the Company or another Subsidiary, provided that such Indebtedness was in existence prior to the contemplation of such acquisition; and (ix) any amendment, removal, extension or refunding of such Indebtedness.

     5.08. Plan of Liquidation.
           -------------------

         (a) The Board of Directors or the stockholders of the Company may not adopt any plan of liquidation (other than a plan of liquidation incident to a permitted merger, consolidation, sale of assets or other transaction described in Article Six or the sale or other disposition of the Company's lenticular business) which provides for, contemplates or the effectuation of which is preceded by, (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article Six of this Debenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company shall have made provision for the satisfaction of the Company's obligations hereunder and the other Debentures as to the payment of principal and interest, in the amounts and in the manner set forth below, (A) immediately following the adoption of such plan or (B) not less than five Trading Days prior to the making of any such liquidating distributions, whichever occurs first. The Company shall be deemed to make provision for such payment only if the Company irrevocably deposits in escrow, at a national commercial bank or trust company acceptable to Holders of a majority in principal amount of the Debentures then outstanding, U.S. Government obligations or similar instruments sufficient to pay in full the redemption price that would be payable under Section 4.01 hereof, plus interest accrued and to accrue on the Debentures to the anticipated closing date of the liquidating event. No such liquidating distributions may be made by the Company unless five (5) Trading Days have elapsed from the making of such provision for payment of the Debentures and the Company shall have certified to the Holder by an Officers' Certificate that the provisions of this Section 5.08 have been complied with.

         (b) In order to have money available on the applicable redemption date specified above to pay principal and interest on the Debentures, and on each principal or interest payment date, if any, occurring prior to such payment date to pay principal and interest on the Debentures, the U.S. Government obligations or similar instruments shall be payable as to principal or interest on or before such redemption date or principal or interest payment date in such amounts as will provide the necessary money.

     5.09. Continued Existence. Subject to Article Six, the Company will do
           -------------------
or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

     5.10. Maintenance of Properties, Etc.
           ------------------------------

         (a) The Company shall, and shall cause each of its Subsidiaries to, maintain in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto to all of their material properties and assets then currently used in their respective operations.

         (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

         (c) The Company shall, and shall cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

         (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     5.11. Payment of Taxes and Other Claims. The Company shall pay or discharge
           ---------------------------------
or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, is unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                                   ARTICLE SIX

                              SUCCESSOR CORPORATION
                              ---------------------

     6.01. When Company May Merge, Etc.
           ----------------------------

         (a) The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets, in one or more related transactions, to, any person unless:

             (1) the Company shall be the surviving entity, or the person formed by or surviving any consolidation or merger (if other than the Company), or to which such sale, conveyance or lease shall have been made, is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia;

                (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, conveyance or lease shall have been made, assumes by a supplemental debenture all the obligations of the Company under this Debenture and the other Debentures, except that it need not assume the obligations of the Company as to conversion of the Debentures if the Company or another person enters into a supplemental debenture obligating it to deliver the securities, cash or other assets deliverable upon conversion of the Debentures;

                (3) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

                (4) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, conveyance or lease shall have been made, shall have a net worth immediately after the consolidation, merger or transfer of assets not less than the Consolidated Net Worth of the Company immediately prior to such consolidation, merger or transfer of assets.

         (b) The Company shall deliver to the Holder prior to the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel only as to clauses (1) and (2) above stating that the proposed transaction and such supplemental debenture comply with this Debenture.

         (c) The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                                 ARTICLE SEVEN

                               CONVERSION RIGHTS
                               -----------------

     7.01. Conversion Right.
           ----------------

         (a) The Holder of this Debenture shall have the right from and after the date hereof until this Debenture is paid in full to convert all or any portion of the principal of this Debenture into shares of Common Stock, at the price of $6.50 per share (the "Conversion Price"), subject to adjustment as provided for in this Debenture. In the event the Company fails to comply timely and fully with its obligations under Section 4 of the Purchase Agreement, the Conversion Price then in effect shall be reduced by twenty (20%) percent [but in no event less than $6.00 per share].

         (b) To convert the Debenture, the Holder must (i) complete and sign the Conversion Notice in the form of Exhibit A annexed hereto and (ii) surrender the Debenture to the Company. The Holder may convert a portion of the Debenture if the portion is $1,000 or an integral multiple of $1,000. Upon partial exercise hereof, the Company shall issue and deliver to the Holder a certificate for the proper number of shares of Common Stock for the portion converted and a new Debenture containing the same date and provisions of this Debenture for the remaining principal balance.

         (c) The "Conversion Date" is the date this Debenture, or any portion thereof, is surrendered for conversion pursuant to the preceding sentence. All shares of Common Stock issued upon conversion shall be deemed issued as of the Conversion Date. The term "Common Stock" shall mean the class of stock which, at the date of execution of this Debenture, is designated Common Stock, $.005 par value, of the Company and stock of any class or classes into which such Common Stock or any such other class may thereafter be changed or reclassified.

     7.02. Company to Provide Stock. The Company shall reserve out of its
           ------------------------
authorized but unissued Common Stock enough shares of Common Stock to permit the conversion of all outstanding Debentures. All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and non-assessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Debentures, shall endeavor to list such shares on each national securities exchange or Nasdaq system on which the Common Stock is listed, and shall fulfill its obligations under the registration rights provisions set forth in the Purchase Agreement.

     7.03. Adjustment for Change in Capital Stock. If the Company:
           --------------------------------------

         (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (3) combines its outstanding shares of Common Stock into a smaller number of shares;

         (4) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

         (5) issues by reclassification of its Common Stock any shares of its Capital Stock;

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of this Debenture converted may receive the number of shares of Common Stock of the Company which he would have owned immediately following such action if he had converted this Debenture immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. No adjustment shall be made under this Section 7.03 upon a distribution by the Company of its Lenticular Business pursuant to Section 5.05 hereof.

     7.04. Adjustment for Rights Issue.
           ---------------------------

         (a) If the Company distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date mentioned below to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share on that record date, then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted (i) proportionately by the difference between the then current market price and the offering price (the "Offering Price") per share of the additional shares if such Offering Price is greater than the then Conversion Price or (ii) to equal the Offering Price if such Offering Price is less than the then Conversion Price.

         (b) The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants.

     7.05. Adjustment for Other Distributions.
           ----------------------------------

         (a) If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company (other than in connection with the disposition of its Lenticular Business in accordance with Section 5.05 hereof), the Conversion Price shall be adjusted in accordance with the formula:

                                     M - F
                                     -----
                            C'= C  x   M
     where:

         C'    = the adjusted Conversion Price.
         C     = the current Conversion Price.
         M     = the current Quoted Price per share of
                 Common Stock on the record date mentioned below.
         F     = the fair market value on the record date of the
                 assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

         (b) The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         (c) This Section does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company. Also, this Section does not apply to rights or warrants referred to in Section 7.03 hereof.

     7.06. Adjustments for Common Stock Issue.
           ----------------------------------

         (a) If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the Offering Price of such additional shares, then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted (i) proportionately by the difference between the then current market price and the Offering Price per share of the additional shares if such Offering Price is greater than the then Conversion Price or (ii) to equal the Offering Price if such Offering Price is less than the then Conversion Price.

         (b) The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         (c) This Section 7.06 does not apply to (i) any of the transactions described in Sections 7.03, 7.04 and 7.05 hereof (ii) the conversion of the Debentures, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, (iii) Common Stock issued to the Company's employees under either (A) option or other employee benefit plans existing as of April 30, 1998 or (B) bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section (but only to the extent that the aggregate number of shares excluded hereby and issued under a plan adopted after April 30, 1998 shall not exceed five (5%) percent of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder), (iv) Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock, (v) Common Stock issued to stockholders of any person which merges into or is otherwise acquired by the Company (whether by share exchange, asset acquisition or similar transaction) in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, (vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting, or (vii) Common Stock issued upon the exercise of options or warrants issued by the Company prior to the date of this Debenture.

     7.07. Adjustment for Convertible Securities Issue.
           -------------------------------------------

         (a) If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 7.03, 7.04 and 7.05 hereof or the Debentures) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted
(i) proportionately by the difference between the then current market price and the Offering Price if such Offering Price is greater than the then Conversion Price or (ii) to equal the Offering Price if such Offering Price is less than the then Conversion Price.

         (b) The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         (c) This Section does not apply to (i) convertible securities issued to stockholders of any person which merges into the Company, or with a Subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger or (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

     7.08. Current Market Price. In Sections 7.03, 7.04, 7.05, 7.06 and 7.07
           --------------------
hereof, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question. The "Quoted Price" is the closing bid price for the Common Stock as reported on the Nasdaq SmallCap Market or such national securities exchange or other Nasdaq system which is the principal market for the Common Stock. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

     7.09. Consideration Received. For purposes of any computation respecting
           ----------------------
consideration received pursuant to Sections 7.05 and 7.06 hereof, the following shall apply:

          (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board Resolution; and

          (iii)in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses
               (i)) and (ii) of this Section).

     7.10. When Adjustment May be Deferred. No adjustment in the Conversion
           -------------------------------
Price need be made unless the adjustment would require an increase or decrease of at least $0.10 (ten cents) in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     7.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, the
           --------------------
Company shall promptly mail to the Holder a notice of the adjustment, which notice shall include a certificate from the Company's Treasurer of Chief Accounting Officer briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

     7.12. Voluntary Reduction. The Company from time to time may reduce the
           -------------------
Conversion Price of the Debentures by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period, provided, that in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to Holder a notice of the reduction at least ten (10) days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 7.03, 7.04, 7.05, 7.06 and 7.07 hereof.

     7.13. Fractional Shares. No fractional shares of Common Stock will be
           -----------------
issued in connection with any conversion hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Conversion Price then in effect.

     7.14. Interest. Any accrued interest on the principal amount of the portion
           --------
of this Debenture being converted on the Conversion Date shall, at the election of the Holder, be paid in cash or in shares of Common Stock at the then Conversion Price.


                                 ARTICLE EIGHT

                             DEFAULTS AND REMEDIES
                             ---------------------

     8.01. Events of Default. An "Event of Default" occurs if:
           -----------------

         (1) the Company defaults in the payment of interest on this Debenture when the same becomes due and payable and the Default continues for a period of five (5) days after the Company first receives notice of non-payment of interest, whether or not such payment is prohibited by Article Two;

         (2) the Company defaults in the payment of principal and premium, if any, of this Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article Two;

         (3) the Company fails to comply with or perform any of its covenants or agreements in, or provisions of, this Debenture and the default continues for the period of twenty (20) days after the Company receives notice of such default;

         (4) an Event of Default shall have occurred under any of the other Debentures and be continuing;

         (5) the Company or a Subsidiary defaults under any bond, note or other evidence of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or a Subsidiary), whether such indebtedness or guarantee now exists or shall be created hereafter, which default shall constitute a failure to pay any portion of interest or principal when due after any applicable grace period or if the effect of such event of default is to cause or permit the acceleration of such indebtedness prior to its expressed maturity, and such event of default results in an acceleration of a principal amount of such indebtedness without such indebtedness having been discharged or such acceleration having been rescinded or annulled or stayed (for purposes of this clause (5) the acceleration shall be deemed stayed for a period of thirty (30) calendar days if within five (5) Trading Days after such default the Company commences a judicial proceeding seeking a stay, and such stay shall remain in effect until the earlier of (A) the denial thereof or (B) the completion of such thirty (30) days period, provided should the stay be granted within such thirty (30) day period, the stay will remain in effect in accordance with its terms), provided, that the aggregate indebtedness in default under this clause (5) is in excess of $100,000;

         (6) a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Subsidiary which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided, that, the aggregate of all such judgments exceeds $100,000;

         (7) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors, or

                  (E) generally is unable to pay its debts as the same become due;

         (8) a court of competent jurisdiction enters an order Or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Subsidiary in an involuntary case,

                  (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or

                  (C) orders the liquidation of the Company or any Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; and

         (9) in the event that the Company's reporting obligations pursuant to
Section 13 or 15(d) of the Exchange Act are suspended or terminated.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     8.02. Acceleration. If an Event of Default (other than an Event of Default
           ------------
specified in Section 8.01(7) and (8)) occurs and is continuing, the Holder may declare to be due and payable immediately the outstanding principal amount of this Debenture plus accrued interest to the date of acceleration. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default specified in Section 8.01(7) hereof occurs, all such principal of and interest on this Debenture shall ipso facto become and be due
                                                  ---- -----
and payable immediately without any declaration, notice or other act on the part of the Holder. The Company waives presentation, protest or further demand or notice of any kind in connection with any such acceleration.

     8.03. Enforcement of Remedies.
           -----------------------

         (a) In case any one or more of the Events of Default specified in
Section 8.01 shall have occurred and be continuing, the Holder may proceed to protect and enforce his rights either by suit in equity or by action at law, whether for the specific performance of any covenant or provision contained in the Purchase Agreement or this Debenture, or proceed to enforce payment of this Debenture or to enforce any other legal or equitable right of the Holder.

         (b) If the Holder has instituted any proceeding to enforce any right or remedy under this Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case the Company and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

         (c) The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

     8.04. Amendments and Waivers. No course of dealing between the Company and
           ----------------------
the Holder and no delay on the part of the Holder in exercising any rights under this Debenture shall operate as a waiver of the rights of the Holder. Except as provided in Section 10.02(b) hereof, no covenant or other provision of this Debenture nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the Holder so waiving such covenant or other provision or default or Event of Default, and neither may any changes in or additions to this Debenture be made, and nor may compliance with any term, covenant, condition or provision set forth in this Debenture or the Purchase Agreement be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), or any default or Event of Default and the consequences thereof be waived, except by a consent or consents in writing signed by the Holder.

     8.05. Cost and Expense of Collection. The Company covenants and agrees that
           ------------------------------
if default be made in any payment or prepayment of principal of, or interest on, this Debenture, it will, to the extent permitted under applicable law, pay to the Holder such further amount as shall be sufficient to cover the cost of expense of collection, including reasonable compensation to the attorneys of the Holder, for all services rendered in that connection, which shall be pro rata with such payments to the Holders of the other Debentures.


                                 ARTICLE NINE

                             TRANSFER; REPLACEMENT
                             ---------------------

     9.01. Transfer and Exchange. Subject to the requirements of the Securities
           ---------------------
Act, where the Debenture, together with a duly completed and exercised Assignment Form in the form of Exhibit B annexed hereto, is presented to the Company with a request to register a transfer, the Company shall register the transfer as requested. Where the Debenture is presented to the Company with a request to exchange it for an equal principal amount in other denominations, the Company shall make the exchange as requested if the same requirements are met. Any exchange or transfer shall be without charge to the Holder.

     9.02. Replacement Securities. If the Debenture is mutilated and is
           ----------------------
surrendered to the Company or if the Holder claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Debenture dated the date of the lost, destroyed or wrongfully taken Debenture, if, in the case of a lost, destroyed or wrongfully taken Debenture, the Holder furnishes to the Company evidence satisfactory to it, in its discretion, of the ownership of and the destruction, loss or theft of the Debenture and shall furnish to the Company an indemnity bond sufficient in the judgment of the Board of Directors of the Company to protect it for any loss which it may suffer if the Debenture is replaced. Every replacement Debenture is an additional obligation of the Company.

     9.03. List of Holders. At the request of the Holder, the Company shall
           ---------------
furnish to the Holder a list of the Holders of the other Debentures, including the outstanding principal amounts thereof and their addresses as shown on the records of the Company.

                                  ARTICLE TEN

                                 MISCELLANEOUS
                                 -------------

     10.01. Benefits. This Debenture shall be binding upon the Company and its
            --------
successors and assigns, and shall inure to the benefit of the Holder and his successors, assigns, heirs and administrators.

     10.02. Amendments.
            ----------

         (a) Subject to the Holder's rights of waiver herein and in subsection
(b) below, this Debenture may be amended, modified or terminated only by a writing executed by the Holder and the Company. In the event the Company modifies, supplements or amends any of the other Debentures in any way which may make such other Debenture more favorable to the Holder thereof than the comparable provisions in this Debenture, such modification, supplement or amendment shall be automatically incorporated herein, and the Company shall give the Holder prompt notice thereof. Any failure of the Company to give such notice, or any defect therein, shall not however, in any way impair the incorporation herein of such modification, supplement or amendment.

         (b) The Holders of a majority in principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company or modify, supplement or amend any provision of this Debenture and the other Debentures then outstanding, provided that without the consent of the Holder of this Debenture no waiver, modification, supplement or amendment of the Debentures may with respect to this Debenture or the Holder:

              (i) reduce the rate of or change the time for payment of interest on this Debenture;

              (ii) reduce the principal of or change the fixed maturity of this Debenture;

              (iii) make this Debenture payable in money other than stated herein;

              (iv) make any change in Section 8.04;

              (v) make any change in the Conversion Price other than provided for in Article Seven or otherwise adversely affects the right to convert this Debenture;

              (vi) make any change in Article Two that adversely affects the rights of the Holder;

              (vii) waive as to the Holder a default in the payment of the principal of, or interest on this Debenture or any Default under Article Eight; or

              (viii) make any change in the foregoing waiver, modification, supplement or amendment provisions.

     10.03. Notices.
            -------

         (a) All notices and other communications provided for herein or with reference to this Debenture shall be deemed to have been sufficiently given or served for all purposes if in writing and sent by certified or registered mail, postage and charges prepaid, by hand or by overnight express courier guaranteed next day delivery to the following addresses:

             if to the Company, at:
             Optical Security Group, Inc.
             535 16th Street, Suite 920
             Denver, Colorado  80202
             Attn:  Richard H. Bard,
                     Chief Executive Officer

or at any other address designated by the Company in writing to the Holder; and

         if to the Holder to the last address as set forth on the records of the Company.

         (b) All notices and other communications to be given hereunder shall be deemed to have been duly received: at the time delivered by hand, if delivered by hand; the next Trading Day after delivery to the express courier; or three Trading Days after being deposited in the mail in the United States, postage prepaid.

     10.04. Governing Law. This Debenture shall be deemed to be a contract made
            -------------
under, and to be construed in accordance with, the laws of the State of Colorado, without giving effect to the principles of conflicts of law.

     10.05. Section Headings. The descriptive section headings herein have been
            ----------------
inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     10.06. Entire Agreement;. This Debenture sets forth the entire agreement
            ----------------
between the Holder and the Company as to the subject matter herein, and supersedes any other documents, including but not limited to the Purchase Agreement, as to the subject matter herein to the extent of any inconsistency. Subject to the Holder's rights of waiver herein, this Debenture may be amended, modified or terminated only by a writing executed by the Holder or the Company. In the event the Company modifies or amends any of the other Debentures in any way which may make such other Debenture more favorable to the Holder thereof than the provisions in this Debenture, such modification or amendment shall be automatically incorporated herein, and the Company shall give the Holder prompt notice thereof.

     10.07. Severability. If any provision of this Debenture shall be held
            ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its corporate name by its President or a Vice President, under its corporate seal, attested by its Secretary or an Assistant Secretary, and dated the day and year first above written.

                                   OPTICAL SECURITY GROUP , INC.

                                   By
                                      --------------------------------
 (Corporate Seal)

ATTEST:

---------------------------

                                                                       EXHIBIT A

                               CONVERSION NOTICE

         To convert this Debenture into Common Stock of Optical Security Group, Inc., check the box below:

                                    [    ]

         To convert only part of this Debenture, state the principal amount to be converted:

                     $
                      ------------------

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code).

Date:  _____________  Your Signature:
                                     -------------------------------------------
(Sign exactly as your name appears on the first page of this Debenture).

Signature Guarantee:*
                     -----------------------------------------------------------


----------------------
* Needed only if the stock certificate is to be registered in a name other than that of the Holder.

                                                                       EXHIBIT B
                                ASSIGNMENT FORM

         If you, the Holder, want to assign this Debenture, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Debenture to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Insert assignee's social security or tax I.D. number)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Debenture on the books of Optical Security Group, Inc. The agent may substitute another to act for him.


Date:  _____________  Your Signature:
                                     -----------------------------------
(Sign exactly as your name appears on the first page of this Debenture).


Signature Guarantee:**

--------------------------------------------


-------------------------
* Needed only if the Debenture is to be registered in a name other than that of the Holder.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

   1.01    Definitions ..................................................... -2-
   1.02    Other Definitions ............................................... -5-


                                  ARTICLE TWO

                                 SUBORDINATION
                                 -------------

   2.01    Senior Indebtedness ............................................. -5-
   2.02    Subordination ................................................... -6-
   2.03    No Payments in Event of Certain Defaults ........................ -6-
   2.04    Subrogation ..................................................... -7-
   2.05    Rights of Holder ................................................ -8-
   2.06    Ranking of Securities ........................................... -8-


                                 ARTICLE THREE

                                 SINKING FUND
                                 ------------

   3.01    Sinking Fund Payments ........................................... -9-
   3.02    Satisfaction of Sinking Fund Payments ........................... -9-
   3.03    Redemption of Debentures for Sinking Fund ....................... -9-
   3.04    Selection of Debentures ........................................ -10-


                                 ARTICLE FOUR

                                  REDEMPTION
                                  ----------

   4.01    Regular Redemption ............................................. -10-
   4.02    Price Redemption ............................................... -10-
   4.03    Selection of Debentures to be Redeemed ......................... -10-
   4.04    Notice of Redemption ........................................... -11-
   4.05    Effect of Notice of Redemption ................................. -11-

                                 ARTICLE FIVE

                                   COVENANTS
                                   ---------

   5.01    Payment of Securities .......................................... -12-
   5.02    SEC Reports .................................................... -12-
   5.03    Compliance Certificate ......................................... -12-
   5.04    Dividend and Payment Restrictions Affecting Subsidiaries ....... -13-
   5.05    Restriction on Payment of Dividends and Stock Repurchases ...... -13-
   5.06    Restriction on Transfer With Affiliates ........................ -15-
   5.07    Incurrence of Indebtedness ..................................... -16-
   5.08    Plan of Liquidation ............................................ -16-
   5.09    Continued Existence ............................................ -17-
   5.10    Maintenance of Properties, Etc ................................. -17-
   5.11    Payment of Taxes and Other Claims .............................. -18-

                                  ARTICLE SIX

                             SUCCESSOR CORPORATION
                             ---------------------

   6.01    When Company May Merge, Etc .................................... -18-


                                 ARTICLE SEVEN

                               CONVERSION RIGHTS
                               -----------------

   7.01    Conversion Right ............................................... -19-
   7.02    Company to Provide Stock ....................................... -20-
   7.03    Adjustment for Change in Capital Stock ......................... -20-
   7.04    Adjustment for Rights Issue .................................... -21-
   7.05    Adjustment for Other Distributions. ............................ -21-
   7.06    Adjustments for Common Stock Issue ............................. -22-
   7.07    Adjustment for Convertible Securities Issue .................... -23-
   7.08    Current Market Price ........................................... -23-
   7.09    Consideration Received ......................................... -24-
   7.10    When Adjustment May be Deferred ................................ -24-
   7.11    Notice of Adjustment ........................................... -25-
   7.12    Voluntary Reduction ............................................ -25-
   7.13    Fractional Shares .............................................. -25-
   7.14    Interest ....................................................... -25-

                                 ARTICLE EIGHT

                             DEFAULTS AND REMEDIES
                             ---------------------

   8.01    Events of Default .............................................. -25-
   8.02    Acceleration ................................................... -27-
   8.03    Enforcement of Remedies ........................................ -28-
   8.04    Amendments and Waivers ......................................... -28-
   8.05    Cost and Expense of Collection ................................. -29-

                                 ARTICLE NINE

                             TRANSFER; REPLACEMENT
                             ---------------------

   9.01    Transfer and Exchange .......................................... -29-
   9.02    Replacement Securities ......................................... -29-
   9.03    List of Holders ................................................ -29-


                                  ARTICLE TEN

                                 MISCELLANEOUS
                                 -------------

   10.01   Benefits ....................................................... -30-
   10.02   Amendments .................................. .................. -30-
   10.03   Notices ........................................................ -31-
   10.04   Governing Law .................................................. -31-
   10.05   Section Headings ............................................... -31-
   10.06   Entire Agreement ............................................... -31-
   10.07   Severability ................................................... -32-